UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

801 Travis St., Suite 1425
Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 3, 2017 (the “Original Issue Date”), Houston American Energy Corp. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with multiple investors pursuant to which the Company sold 909.6 units (the “Units”), each Unit consisting of one share of 12.0% Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and one Warrant (the “Warrants”). The Units were sold for $1,000 each (the “Purchase Price”), or an aggregate of $909,600.00.

Series B Preferred Shares

The principal terms of the Series B Preferred Shares are as follows:

Dividends. Dividends accrue at an annual rate of 12% of the Purchase Price (the “Stated Dividend”). The Stated Dividend is payable on a quarterly basis in cash (i) from funds legally available for such payment, (ii) when and as declared by the Board of Directors of the Company (the “Board”), (iii) subject to restrictions, if any, imposed under existing debt obligations of the Company (no debt obligations presently exist) and (iv) in preference to holders of Common Stock and other junior securities but subject to the rights of senior securities (including Series A Preferred Stock). Dividends on the Series B Preferred Stock are cumulative. No dividends may be paid on Common Stock so long as Series B Preferred Stock remains outstanding unless said dividend is also paid to holders of Series B Preferred Stock on an as converted basis.

Conversion. The holders will have the right, at their sole option, to convert the face amount of the Series B Preferred Shares (but not accrued and unpaid dividends) into shares of Common Stock at a conversion price of $0.36 per share (the “Conversion Price”). The Conversion Price is subject to standard adjustments to reflect stock splits, reverse stock splits, stock dividends and certain non-cash distributions to holders of Common Stock.

Redemption. The Series B Preferred Shares are redeemable by the Company at its sole option (subject to the right of the holders to convert the Series B Preferred Shares prior to redemption) beginning May 1, 2019 at a price per share equal to (i) $1,000 multiplied by the applicable percentage from the table below, plus (ii) all accrued and unpaid dividends:

For the period below	Percentage
On or after May 1, 2019 to April 30, 2020	112%
On or after May 1, 2020 to April 30, 2021	108%
On or after May 1, 2021 to April 30, 2022	104%
On or after May 1, 2022	100%

Voting. The Series B Preferred Shares vote on an as converted basis on all matters submitted to a vote of shareholders and, separately, vote as a class with respect to certain matters that could potentially adversely affect the Series B Preferred Shares.

Liquidation. The Series B Preferred Shares are entitled to a preference upon liquidation of $1,000 per share plus all accrued and unpaid dividends in preference to holders of Common Stock and other junior securities but subject to the rights of senior instruments (including Series A Preferred Stock).

The foregoing is qualified in its entirety by reference to the Certificate of Designations filed herewith as Exhibit 4.1.

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Warrants

The principal terms of the Warrants are as follows:

Underlying Shares. Each Warrant is exercisable to purchase 3,300 shares of Common Stock per Unit, or an aggregate of 3,001,680 shares of Common Stock.

Exercise Price. The Warrants are exercisable at $0.43 per share, payable in cash and subject to standard adjustments to reflect stock splits, reverse stock splits and stock dividends.

Term. The Warrants are exercisable for a term of 9 months, expiring February 3, 2018.

The foregoing is qualified in its entirety by reference to the Warrant filed herewith as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above regarding the sales of Units.

Proceeds from the sale of the Units will be used to pay the Company’s share of drilling costs of the Johnson State #1H well, its first well on its Johnson Lease in Reeves County, Texas.

The Units were offered and sold in a private placement transaction (the “Offering”) pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder. Each of the investors represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act.

No placement agents, underwriters or finders participated in the Offering and no commissions or similar fees were paid in connection with the Offering.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. At the time of their issuance, the Units and the underlying shares of Common Stock issuable upon conversion of the Series B Preferred Shares and exercise of the Warrants have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Pursuant to the Purchase Agreements, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission, not later than 30 days following the first issue of Units, a registration statement relating to the resale of the Common Stock underlying the Series B Preferred Stock and Warrants.

The foregoing is qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 10.2.

Item 5.08. Shareholder Director Nominations.

The Company has rescheduled its 2017 annual meeting of stockholders (the “2017 Annual Meeting”) to September 6, 2017. In accordance with the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination at the 2017 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the bylaws) is received by the Company no later than the close of business on June 28, 2017. Separately, stockholder proposals to be submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for the 2017 Annual Meeting must be received by the Company no later than June 28, 2017.

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Item 7.01. Regulation FD Disclosure.

The Company issued a press release on May 4, 2017 announcing the spudding of its initial well in Reeves County, Texas and issued a separate press release on May 5, 2017 announcing the completion of the offering of Units and rescheduling of the Company’s 2017 Annual Meeting. The press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	4.1	Certificate of Designations of 12.0% Series B Convertible Preferred Stock

	10.1	Form of Warrant, dated May 3, 2017

	10.2	Form of Securities Purchase Agreement, dated May 3 2017, relating to the sale of Units of shares of 12.0% Series B Convertible Preferred Stock and Warrants

	99.1	Press release, dated May 4, 2017

	99.2	Press release, dated May 5, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: May 5, 2017
	By:	/s/ John P. Boylan
John P. Boylan, President

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